Exhibit 10.54

Investment & Corporate Banking
885 West Georgia St.
Suite 7800
Vancouver, BC ____

February 22, 2005	Tel: (604) 685-5181
fax: (604) 443-__
Peru Copper Inc.
475 West Georgia Street
Suite 920
Vancouver, BC
Canada V6B 4M9

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 6, 2004, between Peru Copper Inc. (the “Company”) and BMO Nesbitt Burns Inc. (“BMO”) on behalf of each purchaser in connection with the Company’s initial public offering and on behalf of each subscriber that has executed a subscription agreement in connection with the Underwriting Agreement. Capitalized terms used and not otherwise defined shall have the meanings ascribed to them in the Registration Rights Agreement.

This letter will confirm our agreement that the obligation of the Company, set forth in Section 3(c) of the Registration Rights Agreement, to provide copies to and permit Investors’ counsel to review each Registration Statement and all amendments and supplements thereto no fewer than three(3) Business Days prior to their filing with the SEC and not file any document to which such counsel reasonably objects, including any provisos thereof, is hereby waived by BMO on behalf of the Investors.

The obligation of the Company, set forth in Section 3(d)(ii), to provide such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto as may reasonably be requested in order to facilitate the distribution of the Registerable Securities is not affected by the foregoing and remains in full force and effect.

Very truly yours,

BMO Nesbitt Burns Inc.

By:
Name:	Jamie Rogers
Title:	Director

Agreed:
Peru Copper Inc.

By:
Name:	Thomas J. Findley
Title:	Chief Financial Officer